Exhibit 10.2

form

[F101023 05]

LENDER JOINDER AGREEMENT

This LENDER JOINDER AGREEMENT (this “Joinder”) is made as of ______________ 2023.

Reference is made to that certain Loan and Security Agreement, dated as of October 4, 2023, (as the same may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among (a) FOREVER 8 FUND, LLC, a Delaware limited liability company (the “Borrower”); (b) the several individuals, financial institutions or entities from time to time parties thereto as lenders (collectively, referred to as “Lenders” and each a “Lender”); and (c) the administrative and collateral agent for the Lender(s) if the Lender selects such an Agent. Otherwise, the term “Agent” shall refer to each Lender and the Lenders collectively if applicable (the “Agent”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The undersigned “Subsequent Lender” hereto agrees as follows:

The Subsequent Lender agrees to become a Lender and to be bound by the terms of the Loan Agreement as a Lender pursuant to Section 2.6 of the Loan Agreement. A copy of the Loan Agreement is attached hereto as EXHIBIT A.

Subsequent Lender: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Joinder and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement; (ii) it will be bound by the provisions of the Loan Agreement as a Lender thereunder and will have the obligations of a Lender thereunder; and (iii) it has received a copy of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder and to make a Commitment under the Loan Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (b) agrees that: (i) it will, independently and without reliance on Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

The effective date for this Joinder shall be the date recited above. Upon Subsequent Lender’s execution and delivery of this Joinder, it shall be a party to the Loan Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

This Joinder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed as of the day and year first above written.

BORROWER:
Forever 8 Fund, LLC

By:	Brian McFadden, Authorized Representative

Address:	306 S. New Street, Suite 110 Bethlehem, PA 18015

Email:	bpm@8co.holdings

SUBSEQUENT LENDER COMMITMENT AMOUNT

$	_____________________

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed as of the day and year first above written.

LENDER(S)

SUBSEQUENT LENDER:

[ ], as a Subsequent Lender

By:
Name:
Title:

Address:

Email:

COMMITMENT AMOUNT:

$	___________________________

EXHIBIT A

THE LOAN AGREEMENT DATED OCTOBER 4, 2023

[insert signed loan agreement [without lender signature page]

EXHIBIT A to loan agreement

PROMISSORY NOTE

$______________	Closing Date: [_____________]
Maturity Date: January 31, 2024

FOR VALUE RECEIVED, Forever 8 Fund, LLC, a Delaware limited liability company (the “Borrower”) hereby promise to pay to the order of [_________________] (“Lender”) at [_________________] or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [$____________] or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as set forth in Section 2.1(e) of the Loan Agreement based upon a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days in each month.

The Maturity Date is January 31, 2024. Lender may elect to extend the Maturity Date to June 30, 2024, by providing written notice to Borrower, after which Borrower may extend the Maturity Date September 30, 2024 by providing writing notice to the Lenders prior to the then existing Maturity Date. This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated October 4, 2023 by and among Borrower, Lender, and an individual, if any, (the “Agent”) and the several individuals, banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER:
FOREVER 8 FUND, LLC, a Delaware limited liability company

By:	Brian McFadden, Authorize Representative